TIDAL TRUST III 485BPOS

Exhibit 99.(d)(xxx)(v)

FIFTH AMENDMENT TO THE

SUB-ADVISORY AGREEMENT

This Fifth Amendment to the Sub-Advisory Agreement (the “Amendment”) is made as of December 18, 2025, by and between TIDAL INVESTMENTS LLC (the “Adviser”) and VISTASHARES ADVISORS LLC (the “Sub-Adviser”).

BACKGROUND:

A.	The Adviser and the Sub-Adviser are parties to a Sub-Advisory Agreement dated as of August 3, 2024, as amended to date (the “Agreement”).

B.	Pursuant to Section 22 of the Agreement the parties desire to amend and restate Schedule A to the Agreement to add the following new series:

VistaShares DIVBoost Dividend Nobles Distribution ETF
VistaShares DIVBoost Dividend Kings Distribution ETF
VistaShares DIVBoost Sector Distribution ETF
VistaShares DIVBoost High Yield Bond Distribution ETF
VistaShares DIVBoost REIT Distribution ETF
VistaShares DIVBoost Energy Distribution ETF
VistaShares DIVBoost Utilities Distribution ETF
VistaShares TEPRTantrum Contrarian Select ETF
VistaShares Target 15 TEPRTantrum Contrarian Distribution ETF
VistaShares TPLoeb Event Driven Select ETF
VistaShares Target 15 TPLoeb Event Driven Distribution ETF
VistaShares TIGR Cub NextGen Select ETF
VistaShares Target 15 TIGR Cub NextGen Distribution ETF
VistaShares LAFFTech Select ETF
VistaShares Target 15 LAFFTech Distribution ETF
VistaShares HRVD Select ETF
VistaShares Target 15 HRVD Distribution ETF
VistaShares GATE Endowment Select ETF
VistaShares Target 15 GATE Endowment Distribution ETF
VistaShares Gulf Soveriegn Select ETF
VistaShares Target 15 Gulf Sovereign Distribution ETF
VistaShares Nordic Wealth Select ETF
VistaShares Target 15 Nordic Wealth Distribution ETF

C.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	The current Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Amended and Restated Schedule A, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL INVESTMENTS LLC

By:	/s/Jay Pestrichelli
Name:	Jay Pestrichelli
Title:	Chief Trading Officer
Date:	December 22, 2025

VISTASHARES ADVISORS LLC

By:	/s/Adam Patti
Name:	Adam Patti
Title:	CEO
Date:	January 6, 2026

Amended and Restated Schedule A

to the

Sub-Advisory Agreement by and between Tidal Investments LLC and VistaShares Advisors LLC

(December 18, 2025)

Fund Name	Sub- Advisory Fee	Effective Date	Trading Authority	Proxy Voting Authority
VistaShares Artificial Intelligence Supercycle ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Electrification Supercycle ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 Berkshire Select Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 USA Momentum Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 USA Value Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 USA Quality Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 USA Low Volatility Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Animal Spirits Strategy ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Animal Spirits Daily 2X Strategy ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares ACKtivist Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 ACKtivist Select Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares BigShort Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 BigShort Select Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None

VistaShares DRUKMacro Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 DRUKMacro Select Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Berkshire Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares BitBonds 1-3 Yr Enhanced Weekly Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares BitBonds 5 Yr Enhanced Weekly Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares BitBonds 10 Yr Enhanced Weekly Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares BitBonds 20 Yr Enhanced Weekly Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Bitcoin Treasury Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Ethereum Treasury Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Ethereum Treasury ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares IPO and Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15™ International Innovators Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15™ European High Dividend Payers Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15™ S&P 100 Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15™ Global 100 Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares DIVBoost Dividend Nobles Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None

VistaShares DIVBoost Dividend Kings Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares DIVBoost Sector Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares DIVBoost High Yield Bond Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares DIVBoost REIT Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares DIVBoost Energy Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares DIVBoost Utilities Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares TEPRTantrum Contrarian Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 TEPRTantrum Contrarian Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares TPLoeb Event Driven Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 TPLoeb Event Driven Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None

VistaShares TIGR Cub NextGen Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 TIGR Cub NextGen Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares LAFFTech Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 LAFFTech Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares HRVD Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 HRVD Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares GATE Endowment Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 GATE Endowment Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Gulf Soveriegn Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 Gulf Sovereign Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None

VistaShares Nordic Wealth Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 Nordic Wealth Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None

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